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                                                                    Exhibit 99.1

BLUELIGHT.COM TO USE LIFEMINDERS WIRELESS TECHNOLOGY TO DELIVER "BLUE LIGHT SPECIAL OF THE DAY" TO MEMBERS

LIFEMINDERS SHEDS "DOT-COM" TO REFLECT BREADTH OF B2C, BUSINESS OUTSOURCING AND WIRELESS OFFERINGS

Herndon, VA --June 14, 2000-- LifeMinders, Inc., formerly LifeMinders.com (NASDAQ: LFMN), a leading direct marketing infrastructure company, announced today that BlueLight.com, Kmart's (NYSE: KM) online venture, is the first LifeMinders technology outsourcing partner to include wireless delivery capabilities in order to deliver the BlueLight.com's signature "BlueLights" - special online product offerings -- on a regular basis to wireless devices.

"Bluelight.com becomes the first of our outsourcing partner to expand its agreement with us to include wireless delivery to send `BlueLights' to their customers where they want it, whether it's in their e-mail box or on their wireless device," said Stephen R. Chapin, Jr., Chairman, CEO and Founder of LifeMinders. "We expect other outsourcing partners will also be expanding their agreements to utilize our wireless technology, providing millions of their customers with timely, personalized messages via wireless devices."

"Bluelight.com is dedicated to delivering exceptional values to our members in the tradition of Kmart's famous `Blue Light Specials'," said Fran Maier, Vice President of Marketing at BlueLight.com. "LifeMinders' wireless technology allows us to honor this tradition anytime and anywhere our customers may be, providing new avenues to savings that suit their busy lifestyles."

Last month, Bluelight.com announced it would utilize LifeMinders' personalization technology. This allows Bluelight.com to offer its more than two million Totally Free Internet Service subscribers personalized direct e-mail content. As part of the service, LifeMinders also delivers BlueLight.com product offers and information to its more than 15 million members.

Expanding its relationship with LifeMinders to include wireless delivery will allow Bluelight.com to send a daily "BlueLights" to any of its millions of registered users. Members using wireless Internet-enabled devices can purchase the daily special directly from their wireless device. Other members will simply go to www.bluelight.com to make their purchase.

LifeMinders simultaneously announced it has dropped the "dot com" from its name to better reflect its expanded business presence. LifeMinders, Inc. now incorporates three business units that synergistically address the need for a powerful direct marketing infrastructure in the Wireless, B2C, and infrastructure outsourcing sectors. The newest business unit, LifeMinders Wireless, is a natural extension of its existing direct marketing infrastructure products, proven successes in the B2C and B2B sectors.
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The company originally entered the Internet marketplace with its signature product, LifeMinders.com, which provides personalized content and advertising through the delivery of free, daily e-mail messages. Every month, LifeMinders sends over 180 million highly targeted messages to 15 million members, upon their request. The spectacular direct marketing success of that consumer product prompted the creation of a second business unit, LifeMinders Outsourcing Personalization Technology (OPT), the outsourcing of the infrastructure that made LifeMinders the unparalleled leader in online direct marketing. That infrastructure is now leveraged by online and offline companies across the Web, with reach to over 40 percent of all Internet users and reach to over 32 million offline customers.

"Our model is highly scalable and a proven success through the overwhelmingly rapid growth of our B2C product, with over 15 million members, and our B2B product, outsourced by vertical leaders from the online and offline communities," Chapin said. "We now find ourselves at the critical mass in the Internet revolution; our proprietary infrastructure is the engine that will drive the delivery of targeted content to all wireless devices in the future."

About LifeMinders, Inc.

LifeMinders, Inc. (NASDAQ: LFMN), a leading direct marketing infrastructure company, leverages its proprietary personalization technology through three business units:

LifeMinders.com: the company's consumer product sends free, highly personalized e-mails each week from 15 categories of information to over 15 million members, helping them manage their busy lives. Members receive messages specifically targeted to everything from the breed of their cat or dog, to the make, model and year of their car. LifeMinders.com categories include: Family, Entertainment, Home, Personal Events, Automotive, Cooking, Pet, Health, Small Business, Personal Finance, Sports and Recreation, Travel, Shopping, Holiday Sanity Promotions and LifeMinders Today.

LifeMinders Outsourced Personalization Technology (OPT): the outsourcing of the company's personalization infrastructure, utilized by companies that include:
Juno, Bell South, Bluelight.com, MarketWatch, and other leading online and offline companies.

LifeMinders Wireless: leverages the company's personalization and targeting capabilities by providing messages directly to the consumer, via cellular telephone, pager or hand-held device. In addition, this unit outsources the product to online and offline companies as well as the telecommunications and wireless industries.

LifeMinders, Inc., LifeMinders.com, LifeMinders, the LifeMinders.com logo and LifeMinders Outsourced Personalization Technology (OPT) are registered trademarks of LifeMinders, Inc. (www.lifeminders.com).

About BlueLight.com

Bluelight.com is the fastest-growing ISP in U.S. history. In less than 6 months, more than two million people have joined BlueLight.com's Totally Free Internet Service. BlueLight.com is also the highest-rated major ISP in the United States, according to Epinions.com, the premier site for honest, unedited consumer reviews. BlueLight.com was formed in 1999 by Kmart Corporation
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and SOFTBANK Venture Capital with investments by Martha Stewart Living
Omnimedia, Inc. and a relationship with Yahoo! Inc. By servicing Kmart's vast consumer base, BlueLight.com is uniquely positioned to become an industry-leading, integrated e-commerce company. BlueLight.com offers online shopping and totally free Internet access nationwide. For more information, visit (http://www.bluelight.com/).

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, which are described in LifeMinders.com's filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. LifeMinders.com undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.